Exhibit 99.1

Contact:
Laura Ruiz
(804) 788-6005
Danielle Paquette
(804) 788-6045

Albemarle Announces Third-Quarter 2004 Results

•	Earnings for the quarter reflect adjustments for special items, primarily related to the acquisition of the Akzo Nobel refinery catalysts business

•	Net sales for the quarter, which included two months of results from the newly acquired refinery catalysts business, increased 49.7 percent versus 2003

•	Excluding special items, net income increased 37.9 percent from third-quarter 2003

RICHMOND, Va., October 28 — Albemarle Corporation (NYSE: ALB) reported net income for the third quarter of 2004, excluding special items, of $20.3 million, or 48 cents per diluted share. Special items totaling $19.5 million after income taxes, or 46 cents per diluted share, are outlined in the reconciliation below. Third-quarter 2003 net income, excluding special items, was $14.7 million, or 35 cents per diluted share. Special items for third-quarter 2003 totaling $4.9 million after income tax, or 12 cents per diluted share, are outlined in the reconciliation below. Including adjustments for special items, third-quarter 2004 net income was $0.8 million, or 2 cents per diluted share.

Excluding special items, net income for the first nine months of 2004 was $56.1 million, or $1.32 per diluted share, compared to $48.4 million, or $1.15 per diluted share, in the same period of 2003. Inclusive of special items, net income for the first nine months of 2004 was $35.2 million, or $0.83 per diluted share, versus $55.2 million, or $1.31 on the same basis, for the first nine months of 2003.

Net sales for the third quarter ending September 30, 2004, which included August and September results for the newly acquired refinery catalysts business of Akzo Nobel, were $413.9 million, compared with net sales of $276.6 million for the same quarter last year. For the first nine months of 2004, net sales were $1.06 billion as compared with $815.1 million in the same period of 2003.

Average common shares used to compute third-quarter and nine-months 2004 diluted earnings per share were 42,544,000 and 42,342,000, up slightly from 42,137,000 and 42,156,000, respectively, for the corresponding periods in 2003, primarily due to the exercise of stock options.

The Company has reported net income and related per share amounts for the third quarter and nine months ended September 30, 2004 excluding certain special items. Net income excluding special items is a financial measure that is not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. The Company has reported net income excluding special items because management believes that this financial measure is more reflective of the Company’s performance as it presents investors with information that excludes the impact of certain non-recurring items on the Company, including the Company’s recent acquisition of the refinery catalysts business of Akzo Nobel on July 31, 2004, and, in doing so, improves transparency to investors and enhances period-to-period comparability of financial performance. Net income excluding special items should not be considered as an alternative to net income determined in accordance with GAAP. See pages 14 and 15 for a complete reconciliation of reported results to GAAP.

Set forth below is select data related to our net income and related per share amounts for the third quarter ended September 30, 2004. See pages 14 and 15 for a complete reconciliation of reported results to GAAP.

In thousands except per- share amounts (Unaudited)	Third Quarter Ended September 30, 2004				Third Quarter Ended September 30, 2003
	As Reported	Special Items	*	Excluding Special Items	As Reported	Special Items	*	Excluding Special Items
Net sales	$413,904	$—		$413,904	$276,551	$—		$276,551
Cost of goods sold (c)	(324,396)	(3,549)	(a,b)	(327,945)	(220,543)	—		(220,543)
Acquisition related cost	(13,400)	13,400	(d)	—	—	—		—
Reduction in force adj.	199	(199)	(e)	—	(7,503)	7,503	(e)	—
Acquired in-process R & D	(3,000)	3,000	(f)	—	—	—		—
Operating profit **	21,131	12,652		33,783	15,770	7,503		23,273
Interest and financing exp.	(6,250)	528	(g)	(5,722)	(1,449)	—		(1,449)
Other income (expense), net including minority interest	(16,977)	15,712	(h)	(1,265)	(1,733)	1,593		(140)
Income (loss) before income taxes	(270)	28,892		28,622	11,658	9,096		20,754
Net income	$827	$19,493		$20,320	$9,856	$4,879		$14,735
Diluted earnings per share	$0.02	$0.46		$0.48	$0.23	$0.12		$0.35
*See footnotes to the condensed financial statements

**Operating profit by segment:
Polymer Additives	$24,279	$(3,583)		$20,696	$14,083	$2,931		$17,014
Catalysts	(2,962)	16,400		13,438	2,985	—		2,985
Fine Chemicals	9,830	(165)		9,665	6,199	1,814		8,013
Corporate and other expenses	(10,016)	—		(10,016)	(7,497)	2,758		(4,739)

Total	$21,131	$12,652		$33,783	$15,770	$7,503		$23,273

Quarterly Results

On July 31, 2004, the Company acquired the refinery catalysts business of Akzo Nobel N.V. Following this acquisition, the Company transferred its existing polyolefin catalysts business from its Polymer Chemicals segment, which was renamed Polymer Additives, to a newly created Catalysts segment, which includes the assets the Company acquired from Akzo Nobel. The Company’s operations are now managed and reported as three operating segments: Polymer Additives, Catalysts and Fine Chemicals.

Polymer Additives segment net sales, which now exclude the polyolefin catalyst business, were up 31.3 percent for third-quarter 2004 as compared to the corresponding period in 2003, due to strong volume gains across flame retardants and plastic, fuel and lube additives, improved pricing on key products such as CP-2000 ® brominated flame retardants and mineral flame retardants, and the favorable effects of foreign exchange. Polymer Additives operating profit improved 72.4 percent to $24.3 million. Excluding special items, Polymer Additives operating profit improved by $3.7 million or 21.6 percent.

Catalysts segment net sales were up $85.8 million for third-quarter 2004 as compared to the corresponding period in 2003, due primarily to the acquisition of the refinery catalysts business from Akzo Nobel. These net sales reflect refinery catalysts sales for August and September and polyolefin catalysts sales for the full three months. Catalysts operating loss was ($3.0 million). Excluding the initial purchase price adjustments for the step-up accounting values assigned to the acquired refinery catalysts business inventory totaling $13.4 million and the write-off of $3.0 million of acquired in-process research and development charges associated the acquisition, Catalysts operating profit was $13.4 million. The results were better than anticipated in both the refinery and polyolefins sectors due to growth in end markets, cost control, and strong demand for fuels.

Fine Chemicals segment net sales were up 6.4 percent for third-quarter 2004 as compared to the corresponding period in 2003, driven by strong demand and improved pricing in bromine and derivatives, increased volume and improved product mix in the Fine Chemistry Services and Intermediates product area and the favorable effects of foreign exchange. Fine Chemicals operating profit was up 58.6 percent to $9.8 million compared to third-quarter 2003. Excluding special items, Fine Chemicals operating profit improved by $1.7 million or 20.6 percent.

Other income and expenses for the 2004 third quarter reflects additional acquisition-related charges of $15.7 million on contracts executed to hedge the purchase price for the refinery catalysts business.

Commenting on the 2004 third quarter results, Mark C. Rohr, President and CEO of Albemarle Corporation said, “ We are pleased with the progress made in integrating the refinery catalysts business of Akzo Nobel in the third quarter. We believe that these results show strong performance and that we are beginning to see benefits in supply chain and R&D activities. We believe that our heritage Albemarle business performed well in the face of significant headwinds in raw material and energy costs, in addition to the ongoing stranded costs of the zeolite business. Also, our price increase program is contributing to improved margins across each business segment versus one year ago.”

The Company’s performance for the third quarter and nine months ended September 30, 2004 will be discussed on a conference call at 1:00 PM Eastern Daylight Time on October 28, 2004, which can be accessed through Albemarle’s Web Page at www.albemarle.com.

Albemarle Corporation, headquartered in Richmond, Virginia, is a leading global developer, manufacturer and marketer of highly-engineered specialty chemicals for consumer electronics; petroleum and petrochemical processing; transportation and industrial products; pharmaceuticals; agricultural products; construction and packaging materials. The Company operates in three business segments, Polymer Additives, Catalysts and Fine Chemicals, and serves customers in approximately 100 countries.

Forward-Looking Statements

Some of the information presented herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on our current expectations, which are in turn based on assumptions that we believe are reasonable based on our current knowledge of our business and operations. We have used words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and variations of such words and similar expressions to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. There can be no assurance, therefore, that our actual results will not differ materially from the results and expectations expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially include, without limitation: the timing of orders received from customers; the gain or loss of significant customers; competition from other manufacturers; changes in the demand for our products; changes in our margins; increases in the cost of raw materials and energy, and our inability to pass through such increases; changes in our manufacturing processes; changes in our markets in general; fluctuations in foreign currencies; changes in new product introductions resulting in increases in capital project requests and approvals leading to additional capital spending; changes in laws and regulations; the occurrence of claims or litigation; the inability to maintain current levels of product or premises liability insurance or the denial of such coverage; political unrest affecting the global economy, including adverse effects from terrorism or hostilities; changes in accounting standards; the integration of the Akzo Nobel refinery catalysts business into our operations; the inability to achieve results from our global manufacturing cost reduction initiatives as well as our ongoing continuous improvement and rationalization programs; changes in interest rates, to the extent they (1) affect our ability to raise capital or increase our cost of funds, (2) have an impact on the overall performance of our pension fund investments and (3) increase our pension expense and funding obligations; and the other factors detailed from time to time, in the reports we file with the Securities and Exchange Commission.

We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Albemarle Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(In thousands, except per share amounts) (Unaudited)

	Third Quarter Ended September 30
	2004		2003
Net sales	$413,904		$276,551
Cost of goods sold	324,396	(a,b,c)	220,543	(c)
Acquisition-related cost	13,400	(d)	—

Gross profit	76,108		56,008
Selling, general and administrative expenses	43,075		27,965
Research and development expenses	9,101		4,770
Reduction in force adjustments	(199)	(e)	7,503	(e)
Acquired in-process research and development charges	3,000	(f)	—

Operating profit	21,131		15,770
Interest and financing expenses	(6,250)	(g)	(1,449)
Equity in unconsolidated investments	1,826		(930)
Other income (expense), net including minority interest	(16,977)	(h)	(1,733)

Income (loss) before income taxes	(270)		11,658
Income taxes (benefits)	(1,097)		1,802	(i)

Net income	$827		$9,856

Basic earnings per share:
Net income	$0.02		$0.24

Shares used to compute basic earnings per share	41,588		41,177

Diluted earnings per share:
Net income	$0.02		$0.23

Shares used to compute diluted earnings per share	42,544		42,137

See accompanying notes to the condensed consolidated financial statements following the balance sheets.

Albemarle Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(In thousands, except per share amounts) (Unaudited)

	Nine Months Ended September 30
	2004		2003
Net sales	$1,062,672		$815,113
Cost of goods sold	845,952	(a,b,c)	640,331	(c)
Acquisition-related cost	13,400	(d)	—

Gross profit	203,320		174,782
Selling, general and administrative expenses	106,078		85,026
Research and development expenses	18,768		14,133
Reduction in force adjustments	4,858	(e)	7,503	(e)
Acquired in-process research and development charges	3,000	(f)	—

Operating profit	70,616		68,120
Interest and financing expenses	(9,168)	(g)	(4,043)
Equity in unconsolidated investments	2,494		(1,148)
Other income (expense), net including minority interest	(16,026)	(h)	1,742

Income before income taxes and cumulative effect of a change in accounting principle, net	47,916		64,671
Income taxes	12,714		7,294	(i)

Income before cumulative effect of a change in accounting principle, net	35,202		57,377
Cumulative effect of a change in accounting principle, net	—		(2,220)	(j)

Net income	$35,202		$55,157

Basic earnings per share:
Income before cumulative effect of a change in accounting principle	$0.85		$1.39
Cumulative effect of a change in accounting principle, net	—		(0.05)	(j)

Net income	$0.85		$1.34

Shares used to compute basic earnings per share	41,497		41,293

Diluted earnings per share:
Income before cumulative effect of a change in accounting principle	$0.83		$1.36
Cumulative effect of a change in accounting principle, net	—		(0.05)	(j)

Net income	$0.83		$1.31

Shares used to compute diluted earnings per share	42,342		42,156

See accompanying notes to the condensed consolidated financial statements following the balance sheets.

Albemarle Corporation and Subsidiaries

Consolidated Summary of Segment Results

(In thousands) (Unaudited)

	Third Quarter Ended September 30
	2004				2003 (l)
	Net Sales	Income			Net Sales	Income
Polymer Additives	$185,902	$24,279			$141,605	$14,083
Catalysts	106,518	(2,962)			20,768	2,985
Fine Chemicals	121,484	9,830			114,178	6,199

Segment totals	$413,904	31,147	(a,b,c, d,e,f)		$276,551	23,267	(c,e)

Corporate and other expenses		(10,016)	(c)			(7,497)	(c)

Operating profit		21,131				15,770

Interest and financing expenses		(6,250)	(g)			(1,449)

Equity in unconsolidated investments		1,826				(930)

Other income (expense), net including minority interest		(16,977)	(h)			(1,733)

Income (loss) before income taxes		$(270)				$11,658

	Nine Months Ended September 30
	2004				2003 (l)
	Net Sales	Income			Net Sales	Income
Polymer Additives	$538,631	$65,687			$397,002	$44,064
Catalysts	153,795	2,227			62,970	8,244
Fine Chemicals	370,246	25,885			355,141	33,924

Segment totals	$1,062,672	93,799	(a,b,c, d,e,f	)	$815,113	86,232	(c,e	)

Corporate and other expenses		(23,183)	(c)			(18,112)	(c)

Operating profit		70,616				68,120

Interest and financing expenses		(9,168)	(g)			(4,043)
Equity in unconsolidated investments		2,494				(1,148)
Other income (expense), net including minority interest		(16,026)	(h)			1,742

Income before income taxes and cumulative effect of a change in accounting principle, net		$47,916				$64,671

See accompanying notes to the condensed consolidated financial statements following the balance sheets.

Albemarle Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands) (Unaudited)

	Nine Months Ended September 30
	2004	2003
Cash and cash equivalents at beginning of year	$35,173	$47,784

Cash flows from operating activities:
Net income	35,202	55,157
Cumulative effect of a change in accounting principle, net (j)	—	2,220

Income before cumulative effect of a change in accounting principle, net	35,202	57,377
Adjustments to reconcile net income before cumulative effect of a change in accounting principle to cash flows from operating activities:
Depreciation and amortization	69,288	61,765
Purchased in-process research & development charge	3,000	—
Working capital changes, net of the effects of acquisitions	15,090	4,084
Increase in income tax receivable (i)	—	(9,685)
Increase in prepaid pension assets	(3,923)	(5,108)
Other, net	12,560	(646)

Net cash provided from operating activities	131,217	107,787

Cash flows from investing activities:
Capital expenditures	(37,602)	(30,307)
Investments in joint ventures and nonmarketable securities	(6,742)	(6,967)
Acquisition of assets/business, net of cash acquired (k,m)	(762,378)	(106,603)
Payments on hedging of anticipated acquisition purchase price	(12,848)	—
Proceeds from liquidation of investment	—	4,419

Net cash used in investing activities	(819,570)	(139,458)

Cash flows from financing activities:
Proceeds from borrowings	1,050,946	102,378
Proceeds from exercise of stock options	6,762	1,446
Repayments of long-term debt	(325,806)	(53,658)
Purchases of common stock	(827)	(17,588)
Dividends paid	(17,982)	(17,426)
Dividends paid to minority interest	(3,269)	(2,700)

Net cash provided from financing activities	709,824	12,452

Net effect of foreign exchange on cash	4,173	6,419

Increase (decrease) in cash and cash equivalents	25,644	(12,800)

Cash and cash equivalents at end of period	$60,817	$34,984

Supplemental noncash disclosures due to change in accounting principle (j):
Increase in property, plant and equipment	—	$(6,520)
Increase in accumulated depreciation		3,083
Increase in other noncurrent liabilities	—	6,922
Decrease in deferred tax liabilities	—	(1,265)

Total	—	$2,220

See accompanying notes to the condensed consolidated financial statements following the balance sheets.

Albemarle Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands) (Unaudited)

	September 30, 2004	December 31, 2003
ASSETS

Cash and cash equivalents	$60,817	$35,173
Other current assets	679,549	446,196

Total current assets	740,366	481,369

Property, plant and equipment	2,019,845	1,605,048
Less accumulated depreciation and amortization	1,130,671	1,078,043

Net property, plant and equipment	889,174	527,005

Other assets and intangibles	799,600	378,917

	$2,429,140	$1,387,291

LIABILITIES & SHAREHOLDERS’ EQUITY
Current liabilities	$817,391	$210,071
Long-term debt	458,219	228,389
Other noncurrent liabilities	253,775	168,945
Deferred income taxes	236,152	143,665
Shareholders’ equity	663,603	636,221

	$2,429,140	$1,387,291

Notes (in thousands, except per share amounts and footnote k):

(a)	On August 26, 2004, the Company and an historic insurer settled a dispute related to payments to be made to the Company in connection with insurance coverage for the period 1950 through 2000. Pursuant to the agreement, the Company will receive $6,945 ($4,424 after income taxes, or 10 cents per diluted share) with $4,208 paid at the settlement date and two future payments to be made on February 1, 2005 and 2006.
(b)	Cost of goods sold for the three- and nine-month periods ended September 30, 2004 include a charge amounting to $3,396 ($2,163 after income taxes, or five cents per diluted share) related to the establishment of a valuation reserve for the potential recoverability of a claim.
(c)	Includes foreign exchange transaction losses of ($625) and ($901), and ($258) and ($92), for the three- and nine-month periods ended September 30, 2004, and 2003, respectively.
(d)	Acquisition-related cost totaling $13,400 ($8,536 after income taxes, or 20 cents per diluted share) for the three- and nine-month periods ended September 30, 2004, is made up of the preliminary purchase price allocation increase in inventory associated with the July 31, 2004 acquisition of the Akzo Nobel refinery catalysts business.

(e)	Reduction in force adjustments for the three- and nine-month periods ended September 30, 2004, include a $199 adjustment of a reserve for work force reduction. Nine-months period ended September 30, 2004, also includes a second-quarter 2004 charge totaling $550 ($350 after income taxes or one cent per diluted share) related to the cleanup of the Pasadena plant zeolite facility and a first-quarter 2004 charge totaling $4,507 ($2,871 after income taxes or seven cents per diluted share) for layoffs at the zeolite facility and their related SFAS 88 curtailment charge. Reduction in force adjustments for the three- and nine-month periods ended September 30, 2003 totaled $7,503 ($4,780 after income taxes or 12 cents per diluted share) resulted from the acceptance of a voluntary separation package offered by the Company to certain domestic salaried employees.
(f)	Acquired in-process research and development charges amounting to $3,000, or seven cents per diluted share, for the three- and nine-month periods ended September 30, 2004, are comprised of the estimated write-off of the deferred research and development costs associated with the acquisition of the Akzo Nobel refinery catalysts business.
(g)	Interest and financing expenses for the three- and nine-months periods ended September 30, 2004 include the write off of deferred financing expenses totaling $528 ($336 net of income taxes, or one cent per diluted share) related to the refinancing of the Company’s previous revolving credit agreement.
(h)	Other income (expense), net for the three- and nine-month periods ended September 30, 2004 include foreign exchange hedging charges totaling $15,712 ($10,009 after income taxes, or 24 cents per share) and $12,848 ($8,184 after income taxes, or 19 cents per diluted share), respectively associated with contracts exacted by the Company to hedge the purchase price for the acquisition of the Akzo Nobel refinery catalysts business.
(i)	Income tax expense for the three- and nine-month periods ended September 30, 2003 benefited from the settlement and internal adjustments related to federal tax years 1996-1999 totaling $916 and $11,988, respectively.
(j)	On January 1, 2003, the Company implemented SFAS No. 143, “Accounting for Asset Retirement Obligations,” which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The cumulative effect of the implementation of this change in accounting principle was $2,220 net of taxes of $1,265, or five cents per diluted share.
(k)	On July 31, 2004, the Company completed the acquisition of the refinery catalysts business of Akzo Nobel for EUR 615.7 million (approximately $763 million at applicable exchange rates) in cash in accordance with an International Share and Business Sale Agreement, dated as of July 16, 2004. In connection with the acquisition, the Company entered into (i) a five-year senior credit agreement, dated as of July 29, 2004 (the “Multi-Year Credit Agreement”), consisting of a $300 million revolving credit facility and a five-year $450 million term loan facility and (ii) a $450 million 364-day loan agreement, dated as of July 29, 2004 (the “364-Day Credit Agreement”). The Company used initial borrowings under the senior Multi-Year Credit Agreement and the 364-Day Credit Agreement to consummate the acquisition, refinance its then-existing credit agreement and pay fees and expenses in connection therewith.

(l)	Following the completion of the refinery catalysts business acquisition on July 31, 2004, the Company transferred its existing polyolefin catalysts business from the Polymer Chemicals segment, which was renamed Polymer Additives, to a newly created Catalysts segment, which includes the assets that were acquired from Akzo Nobel. Thereafter, the operations of the Company are managed and reported as three operating segments: Polymer Additives, Catalysts, and Fine Chemicals. Accordingly, certain reclassifications and changes in allocations have been restated in the reported segment results of previous periods herein to conform to the current presentations now being used in three segment operations.
(m)	On January 21, 2003, Albemarle acquired Ethyl Corporation’s fuel and lubricant antioxidants working capital, patents and other intellectual property for approximately $27,000 in cash. On July 23, 2003, the Company acquired the phosphorus-based polyurethane flame retardants businesses of Rhodia S.A. for $80,024. On December 2, 2003, the Company acquired the bromine fine chemicals business of Atofina Chemicals, Inc. for $10,146. Effective January 1, 2004, Albemarle announced the formation of Albemarle Korea Corporation and the acquisition of the business and intangible assets of Taerim International Corporation for $1,237 in cash and the assumption of long-term payables amounting to $2,400 on a discounted basis.

Additional information:

Set forth below is a reconciliation of net income excluding special items, a non-GAAP financial measure, to net income, the most directly comparable financial measure calculated and reported in accordance with GAAP, for the third quarter and nine months ended September 30, 2004. Certain amounts and percentages may not recalculate due to rounding.

For a description of the other non-GAAP financial measures, and reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, used by the Company from time to time to assess its operations, please refer to “Disclosure of Non-GAAP Financial Measures” on the Company’s website at www.albemarle.com.

In thousands except per-share amounts (Unaudited)	Third Quarter Ended September 30, 2004				Third Quarter Ended September 30, 2003
	As Reported	Special Items	*	Excluding Special Items	As Reported	Special Items	*	Excluding Special Items
Net sales	$413,904	$—		$413,904	$276,551	$—		$276,551

Cost of goods sold (c)	(324,396)	(3,549)	(a,b)	(327,945)	(220,543)	—		(220,543)

Acquisition related cost	(13,400)	13,400	(d)	—	—	—		—

Gross profit	76,108	9,851		85,959	56,008			56,008
Selling, general and administrative expenses (including FAS No.2 R&D)	(52,176)	—		(52,176)	(32,735)	—		(32,735)
Reduction in force adjustments	199	(199)	(e)	—	(7,503)	7,503	(e)	—
Acquired in process research and development charges	(3,000)	3,000	(f)	—	—	—		—

Operating profit **	21,131	12,652		33,783	15,770	7,503		23,273
Interest and financing expenses	(6,250)	528	(g)	(5,722)	(1,449)	—		(1,449)
Equity in unconsolidated investments	1,826	—		1,826	(930)	—		(930)
Other income (expense), net including minority interest	(16,977)	15,712	(h)	(1,265)	(1,733)	1,593		(140)

Income (loss) before income taxes	(270)	28,892		28,622	11,658	9,096		20,754

Income tax (benefit) expense	(1,097)	9,399		8,302	1,802	4,217	(i)	6,019

Net income	$827	$19,493		$20,320	$9,856	$4,879		$14,735

Diluted earnings per share	$0.02	$0.46		$0.48	$0.23	$0.12		$0.35

* See footnotes to condensed financial statements
** Operating profit by segment:
Polymer Additives	$24,279	$(3,583)		$20,696	$14,083	$2,931		$17,014
Catalysts	(2,962)	16,400		13,438	2,985	—		2,985
Fine Chemicals	9,830	(165)		9,665	6,199	1,814		8,013
Corporate and other expenses	(10,016)	—		(10,016)	(7,497)	2,758		(4,739)

Total	$21,131	$12,652		$33,783	$15,770	$7,503		$23,273

In thousands except per- share amounts (Unaudited)	Nine Months Ended September 30, 2004					Nine Months Ended September 30, 2003
	As Reported	Special Items	*		Excluding Special Items	As Reported	Special Items	*		Excluding Special Items
Net sales	$1,062,672	$—			$1,062,672	$815,113	$—			$815,113

Cost of goods sold (c)	(845,952)	(3,549)	(a,b	)	(849,501)	(640,331)	—			(640,331)

Acquisition related cost	(13,400)	13,400	(d	)	—	—	—			—

Gross profit	203,320	9,851			213,171	174,782				174,782
Selling, general and administrative expenses (including FAS No.2 R&D)	(124,846)	—			(124,846)	(99,159)	—			(99,159)
Reduction in force adjustments	(4,858)	4,858	(e	)	—	(7,503)	7,503	(e	)	—
Acquired in process research and development charges	(3,000)	3,000	(f	)	—	—	—			—

Operating profit **	70,616	17,709			88,325	68,120	7,503			75,623
Interest and financing expenses	(9,168)	528	(g	)	(8,640)	(4,043)	—			(4,043)
Equity in unconsolidated investments	2,494	—			2,494	(1,148)	—			(1,148)
Other income (expense), net including minority interest	(16,026)	12,848	(h	)	(3,178)	1,742	(2,715)			(973)

Income before income taxes and cumulative effect	47,916	31,085			79,001	64,671	4,788			69,459

Income tax expense	12,714	10,196			22,910	7,294	13,725	(i	)	21,019

Income before cumulative effect	35,202	20,889			56,091	57,377	(8,937)			48,440
Cumulative effect, net of taxes	—	—			—	(2,220)	2,220	(j	)	—

Net income	$35,202	$20,889			$56,091	$55,157	$(6,717)			$48,440

Diluted earnings per share	$0.83	$0.49			$1.32	$1.31	$(0.16)			$1.15

* See footnotes to condensed financial statements